Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

First Amendment to Credit Agreement, dated the 19th day of March, 2012, by and among UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (“Universal”), DUNKIRK SPECIALTY STEEL, LLC., a Delaware limited liability company (“Dunkirk”), NORTH JACKSON SPECIALTY STEEL, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are, each, a “Borrower” and collectively, the “Borrowers”), USAP HOLDINGS, INC., a Delaware corporation (the “Guarantor”), PNC Bank, National Association (“PNC”) and various other financial institutions from time to time (PNC and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and PNC, as administrative agent for the Lenders (PNC, in such capacity, the “Administrative Agent”) (the “First Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantor, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 18, 2011, pursuant to which, among other things, the Lenders agreed to extend credit to the Borrowers (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantor desire to amend certain provisions of the Credit Agreement and the Administrative Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. The cover page of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the cover page attached hereto as Exhibit A.

3. The first “WHEREAS” clause of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

The Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed One Hundred Five Million and 00/100 Dollars ($105,000,000.00) and (ii) a Twenty Million and 00/100 Dollar ($20,000,000.00) term loan facility. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

4. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety:

Account

Account Debtor

Adjustment Date

Borrowing Base

Borrowing Base Certificate

Inventory

Qualified Accounts

Qualified Inventory

Schedule of Accounts

Schedule of Inventory

Schedule of Payables

5. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:

Applicable Commitment Fee Rate shall mean one-quarter of one percent (.25%) per annum.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, March 19, 2017.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Maturity Date shall mean, with respect to the Term Loan Commitments, March 19, 2017.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of

Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Undrawn Availability shall mean, as of any date of determination, an amount equal to (a) the Revolving Credit Commitments, minus (b) the sum of (i) the Revolving Facility Usage plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding beyond normal trade terms, plus (iii) fees and expenses then due from the Borrowers hereunder which have not been paid or charged to the account of the Borrowers.

6. Section 2.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

2.1 Revolving Credit Commitments.

2.1.1. Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of Seven Million and 00/100 Dollars ($7,000,000.00), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

7. The fourth (4th) complete sentence of Section 2.8.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (provided that, subject to the following clause (B), the expiration date thereof may be subject to automatic extension), and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, Ten Million and 00/100 Dollars ($10,000,000.00) (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

8. Section 2.10(i)(D) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(D) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed One Hundred Thirty Million and 00/100 Dollars ($130,000,000.00).

9. The fourth (4th) complete sentence of Section 3.2 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

The Term Loans shall be payable in sixteen (16) consecutive quarterly installments each in the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), which installments are due and payable by the Borrowers beginning July 1, 2013 and on each Payment Date thereafter, with the final installment of the remaining principal balance and accrued and unpaid interest due and payable on the Maturity Date.

10. Section 5.7.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.7.1. [Reserved].

11. Section 5.12 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.12 [Reserved].

12. Section 8.2.18 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.18 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio to exceed (i) 3.25 to 1.00, calculated as of September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, in each case for the four (4) fiscal quarters then ended, (ii) 3.00 to 1.00, calculated as of September 30, 2012 and December 31, 2012, in each case for the four (4) fiscal quarters then ended and (iii) 2.75 to 1.00, calculated as of March 31, 2013 and the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended.

13. Section 8.3.4 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.3.4 [Reserved].

14. Section 8.3.5.6(i) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(i) Annual Budget. The annual budget of Universal and its Subsidiaries, to be supplied not later than forty-five (45) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

15. Section 11.5.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

16. The first (1st) complete sentence of Section 11.16 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

Any Subsidiary of any Loan Party which is required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or Section 8.2.6(ii) [Liquidations, Mergers, Consolidations, Acquisitions] shall execute and deliver to the Administrative Agent (i) a Borrower Joinder or a Guarantor Joinder, as determined by the Administrative Agent, and (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] that the Administrative Agent may reasonably require, modified as appropriate to relate to such Subsidiary, including, without limitation, organizational documents, legal opinions and documents necessary to grant and perfect Prior Security Interests to the Administrative Agent (for its benefit and for the benefit of the Lenders) in all Collateral held by such Subsidiary.

17. Schedule 1.1(A) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the Schedule 1.1(A) attached hereto.

18. Schedule 1.1(B) of the Credit Agreement is hereby deleted in its entirety.

19. Schedule 1.1(C) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the Schedule 1.1(B) attached hereto.

20. Schedule 1.1(D) of the Credit Agreement is hereby deleted in its entirety.

21. Schedule 1.1(E) of the Credit Agreement is hereby deleted in its entirety.

22. Exhibit 8.3.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the Exhibit 8.3.3 attached hereto.

23. The provisions of Sections 2 through 22 of this First Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent:

(a)	this First Amendment, duly executed by the Borrowers, the Guarantor, the Lenders and the Administrative Agent;

(b)	the documents and conditions listed in the Preliminary Closing Agenda set forth on Exhibit B attached hereto and made a part hereof;

(c)	payment of all fees and expenses owed to the Agent and its counsel in connection with this First Amendment; and

(d)	such other documents as may be reasonably requested by the Administrative Agent.

24. The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement or as set forth in this First Amendment and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

25. The Loan Parties acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, the Credit Agreement, each Patent, Trademark and Copyright Security Agreement, each Pledge Agreement, the Security Agreement, the Mortgage and the Lease Assignment continue to secure prompt payment when due of the Obligations.

26. The Loan Parties hereby represent and warrant to the Lenders and the Administrative Agent that (i) the Loan Parties have the legal power and authority to execute and deliver this First Amendment; (ii) the officers of the Loan Parties executing this First Amendment have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

27. The Loan Parties represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders and/or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

28. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

29. The agreements contained in this First Amendment are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

30. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

31. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law thereof. The Loan Parties hereby consent to the jurisdiction and venue of any federal or state court located in the Commonwealth of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWERS:

WITNESS:	UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

/s/ Paul McGrath	By:	/s/ Douglas M. McSorley	(SEAL)
Paul McGrath, Secretary	Name:	Douglas M. McSorley
	Title:	Chief Executive Officer

WITNESS:	DUNKIRK SPECIALTY STEEL, LLC

/s/ Paul McGrath	By:	/s/ Douglas M. McSorley	(SEAL)
Paul McGrath, Secretary	Name:	Douglas M. McSorley
	Title:	Executive Officer

WITNESS:	NORTH JACKSON SPECIALTY STEEL, LLC

/s/ Paul McGrath	By:	/s/ Douglas M. McSorley	(SEAL)
Paul McGrath, Secretary	Name:	Douglas M. McSorley
	Title:	Treasurer

GUARANTOR:

WITNESS:	USAP HOLDINGS, INC.

/s/ Paul McGrath	By:	/s/ Douglas M. McSorley	(SEAL)
Paul McGrath, Secretary	Name:	Douglas M. McSorley
	Title:	Vice President

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ David B. Mitchell
Name:	David B. Mitchell
Title:	Executive Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/Victor Notaro
Name:	Victor Notaro
Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/Diane Geisler
Name:	Diane Geisler
Title:	Vice President

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Vice President

EXHIBIT A

COVER SHEET

(See Attached)

$105,000,000 REVOLVING CREDIT FACILITY

$20,000,000 TERM LOAN

CREDIT AGREEMENT

by and among

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

and

THE OTHER BORROWERS PARTY HERETO

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

PNC CAPITAL MARKETS LLC, as Lead Arranger and Sole Bookrunner

Dated as of August 18, 2011

CUSIP # 91383LAA7

EXHIBIT B

PRELIMINARY CLOSING AGENDA

(See Attached)

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND LETTER OF CREDIT FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Term Loan Base Rate Spread	Revolving Credit LIBOR Rate Spread	Term Loan LIBOR Rate Spread

I	Less than 1.5 to 1.0	1.50%	.50%	.50%	1.50%	1.50%

II	Greater than or equal to 1.5 to 1.0 but less than 2.25 to 1.0	1.75%	.75%	.75%	1.75%	1.75%

III	Greater than or equal to 2.25 to 1.0 but less than 3.0 to 1.0	2.00%	1.00%	1.00%	2.00%	2.00%

IV	Greater than or equal to 3.00 to 1.0	2.25%	1.25%	1.25%	2.25%	2.25%

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to the Closing Compliance Certificate.

(b) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the

Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Universal]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Loan Parties or the Lenders determine that (i) the Leverage Ratio as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share

Name: PNC Bank, National Association Address: Three PNC Plaza 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 Attention: James O’Brien Telephone: (412) 762-7493 Telecopy: (412) 762-6484	$30,240,000.00	$5,760,000.00	$36,000,000.00	28.80%

Name: The Huntington National Bank Address: 310 Grant Street, 4th Fl. Pittsburgh, Pennsylvania 15219 Attention: Michael P. DiClemente Telephone: (412) 227-6237 Telecopy: (877) 904-6218	$19,320,000.00	$3,680,000.00	$23,000,000.00	18.40%

Name: Fifth Third Bank Address: 707 Grant Street, 21st Fl. Pittsburgh, Pennsylvania 15219 Attention: Victor Notaro Telephone: (412) 291- Telecopy: (412) 291-5411	$16,800,000.00	$3,200,000.00	$20,000,000.00	16.00%

Name: First National Bank of Pennsylvania Address: One North Shore 12 Federal Street, Suite 420 Pittsburgh, Pennsylvania 15212 Attention: Diane Geisler Telephone: 412-395-2036 Telecopy: 412-231-3584	$19,320,000.00	$3,680,000.00	$23,000,000.00	18.40%

Name: First Commonwealth Bank Address: 437 Grant Street, Suite 1600 Attention: Brian J. Sohocki Telephone: 412-690-2205 Telecopy: 412-690-2202	$19,320,000.00	$3,680,000.00	$23,000,000.00	18.40%

Total	$105,000,000.00	$20,000,000.00	$125,000,000.00	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	James O’Brien
Telephone:	(412) 762-7493
Telecopy:	(412) 762-6484

With a Copy To:

Name:	Agency Services, PNC Bank, National Association Mail Stop: P7-PFSC-04-I
Address:	500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

With a Copy To:

Name:	Thorp Reed & Armstrong, LLP
Address:	One Oxford Centre
310 Grant Street, 14th Floor
Pittsburgh, PA 15219-1425
Attention:	Jeffrey J. Conn, Esq.
Telephone:	(412) 394-2324
Telecopy:	(412) 394-2555

BORROWERS:

Name: Universal Stainless & Alloy Products, Inc.
Address: 600 Mayer Street
Bridgeville, PA 15017
Attention: President
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

Name: Dunkirk Specialty Steel, LLC
Address: 830 Brigham Road
Dunkirk, NY 14048
Attention: Executive Director
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

Name: North Jackson Specialty Steel, LLC
Address: 2058 South Bailey Road
North Jackson, OH 44451
Attention: Executive Director
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

GUARANTOR:

Name: USAP Holdings, Inc.
Address: 1011 Centre Road, Suite 322
Wilmington, DE 19805
Attention: President
Telephone:	(412) 257-7600
Telecopy:	(412) 257-7605

EXHIBIT 8.3.3

FORM OF COMPLIANCE CERTIFICATE

(See Attached)

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

                    , 201

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I, the                                      [Chief Executive Officer/President/Chief Financial Officer/Treasurer or Assistant Treasurer] of each Borrower, do hereby certify on behalf of the Borrowers as of the                      [quarter/year] ended                     , 201     (the “Report Date”), as follows:

1.	CHECK ONE:

___	The annual financial statements of Universal and its Subsidiaries, consisting of an audited consolidated balance sheet and related audited consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.2 [Annual Financial Statements] of the Credit Agreement.

OR

___	The quarterly unaudited financial statements of Universal and its Subsidiaries, consisting of a consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.

2.         The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

3.         In accordance with Section 6.2 [Updates to Schedules] of the Credit Agreement, attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the “Updated Schedules”). Notwithstanding the foregoing, the Borrowers hereby acknowledge and agree that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their commercially reasonable discretion, shall have accepted in writing the Updated Schedules.

4.         No Event of Default or Potential Default has occurred and is continuing on the Report Date.

[NOTE: If any Event of Default or Potential Default has occurred and is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

5.         Indebtedness (Section 8.2.1(iii)). Indebtedness of the Loan Parties and their Subsidiaries with respect to Purchase Money Security Interests and capitalized leases, in the aggregate, as of the Report Date of $            , which does not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate for all such Indebtedness.

6.         Indebtedness (Section 8.2.1(vii)). Unsecured Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $            , which is Indebtedness other than the Indebtedness permitted by clauses (i) through (vi) of Section 8.2.1 of the Credit Agreement, which is not more than the permitted maximum of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any time outstanding.

7.         Subsidiaries, Partnerships and Joint Ventures. The aggregate investment by the Loan Parties or any of them in all Joint Ventures as of the Report Date is $            , which is not

more than the permitted maximum of Fifteen Million and 00/100 Dollars ($15,000,000.00) at any time.

8.         Minimum Fixed Charge Coverage Ratio (Section 8.2.17). The Fixed Charge Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is _________ to 1.0, which is not less than the required ratio of 1.20 to 1.00 for such period.

(A)	Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $ (the calculation of which is set forth in the attached spreadsheet).

(B)	Fixed Charges for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $ (the calculation of which is set forth in the attached spreadsheet).

(C)	the ratio of item 8(A) to item 8(B) equals the Fixed Charge Coverage Ratio.

9.         Maximum Leverage Ratio (Section 8.2.18). The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is                      to 1.0, which is not greater than the permitted ratio of [3.25 to 1.00] [3.00 to 1.00] [2.75 to 1.00] for such period.

(A)	Senior Indebtedness as of the Report Date equals $ (the calculation of which is set forth in the attached spreadsheet).

(B)	Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $ (the calculation of which is set forth in the attached spreadsheet).

(C)	The ratio of item 9(A) to item 9(B) equals the Leverage Ratio.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Compliance Certificate this              day of                     , 201    .

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc.

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC

	By:	(SEAL)
Name:
Title:

EXHIBIT A

[see attached]

SPREADSHEET

[see attached]